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Exhibit 23.3

Consent of Independent Registered Public Accounting Firm

The Members

Station Venture Holdings, LLC:

        We consent to the incorporation by reference in the registration statements (No. 333-139136, 333-87920, 333-126607, 333-126608, and 333-166881) on Form S8 of LIN TV Corp. of our report dated March 15, 2011, with respect to the balance sheets of Station Venture Holdings, LLC as of December 31, 2010 and 2009, and the related statements of operations, members' deficit, and cash flows for each of the years in the three-year period ended December 31, 2010, which report appears in the December 31, 2010 annual report on Form 10-K of LIN TV Corp.

        We consent to the incorporation by reference in the registration statements (No. 333-139136, 333-87920, 333-126607, 333-126608, and 333-166881-01) on Form S8 of LIN TV Corp. of our report dated March 15, 2011, with respect to the balance sheets of Station Venture Operations, LP as of December 31, 2010 and 2009, and the related statements of operations, members' deficit, and cash flows for each of the years the ended, which report appears in the December 31, 2010 annual report on Form 10-K of LIN TV Corp.

/s/ KPMG LLP

New York, New York

March 15, 2011

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  Exhibit 23.3